REINSTATEMENT AND FIRST AMENDMENT TO
                    AGREEMENT OF SALE AND ESCROW AGREEMENT

     THIS REINSTATEMENT AND FIRST AMENDMENT TO AGREEMENT OF SALE AND ESCROW AGREEMENT (this "Amendment") is made and entered into as of this 6th day of September, 1996, by and between CREEKWOOD I LIMITED PARTNERSHIP, an Illinois limited partnership ("Seller"), SENTINEL ACQUISITIONS CORP., a Delaware corporation ("Purchaser"), and CHARTER TITLE COMPANY ("Escrow Agent").

                                   RECITALS:

     A. Seller and Purchaser are parties to that certain Agreement of Sale, dated July 12, 1996 (the "Agreement"), pursuant to which Purchaser has agreed to purchase and Seller has agreed to sell certain Property (as defined in the Agreement) legally described and depicted on Exhibit A attached to the Agreement.

     B. Seller, Purchaser and Escrow Agent are parties to that certain Escrow Agreement, dated July 24, 1996 (the "Escrow Agreement"), pursuant to which Purchaser has deposited funds in escrow to be held by Escrow Agent in accordance with the terms of the Escrow Agreement.

     C. Seller and Purchaser desire to amend the Agreement and the Escrow Agreement in accordance with the terms of this Amendment.

     D. Pursuant to the terms of the Agreement and the Escrow Agreement, Purchaser terminated its obligations thereunder pursuant to the respective terms thereof on August 1, 1996.

     E. Seller and Purchaser desire to reinstate and amend the Agreement and the Escrow Agreement in accordance with the terms of this Amendment.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. All terms not otherwise defined herein shall have the meanings ascribed to each in the Agreement.

2. The first grammatical sentence of Paragraph 1 of the Agreement is deleted in its entirety and replaced with the following:

     "1. PURCHASE AND SALE. Purchaser agrees to purchase and Seller agrees to sell at the price of Eight Million Three Hundred Eighty-Nine Thousand Eight Hundred and No/100 Dollars ($8,389,800.00) ("Purchase Price"), that certain property ("Property") in Tulsa, Oklahoma, more particularly described on Exhibit A attached hereto, which Property is known as Creekwood I Apartments.
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3.   The first grammatical sentence of Paragraph 9 of the Agreement is deleted in its entirety and replaced with the following:

     "The closing of this transaction (the "Closing") shall be on September 11, 1996 (the "Closing Date"), at the office of Title Insurer, Tulsa, Oklahoma, at which time Seller shall deliver possession of the Property to Purchaser.

4. The second grammatical sentence of Paragraph 4a of the Agreement is deleted in its entirety and replaced with the following:

     "The owner's Title Policy issued at Closing will be in the amount of the Purchase Price subject only to real estate taxes and assessments not yet due and payable, the general printed exceptions contained in the policy matters caused by Purchaser, matters shown on the Survey, the special title exceptions set forth in Schedule B-Section 2, Numbers 2, 4, 5, 7-13 and 15-17 inclusive of the Title Commitment, and the special title exceptions set forth in Schedule B-Section 2, Numbers 16-28 inclusive of the update to the Title Commitment dated August 15, 1996."

5. Purchaser acknowledges that the loan encumbering the Property can only be prepaid on the first business day of a month. Accordingly, Seller will be required to escrow with the Title Insurer at Closing the amount necessary to prepay the loan on October 1, 1996. Purchaser hereby agrees to give Seller a credit at Closing equal to one-half (1/2) the excess of the interest under such loan for the remaining days in the month of Closing after the Closing Date, over the interest Seller earns on the funds escrowed with the Title Insurer, not to exceed an amount equal to $7,300.00.

6. Purchaser acknowledges that Purchaser waives any right afforded Purchaser under Paragraph 17 of the Agreement to terminate the Agreement based upon the results of tests, studies, investigation, surveys and information received pursuant to Paragraph 17 of the Agreement.

7. The first grammatical sentence of Paragraph 3 of the Escrow Agreement is deleted in its entirety and replaced with the following:

     "On September 11, 1996, or at such later date as Seller and Purchaser may, in writing, advise Escrow Agent is the applicable date (the "Closing Date"), Escrow Agent shall deliver all funds then held in the escrow to Seller."

8. The Purchaser hereby directs the Escrow Agent that the funds together with interest thereon (if any) that were (i) heretofore deposited with Escrow Agent by Purchaser and (ii) subsequently directed to be returned to Purchaser pursuant to the termination notice delivered on August 1, 1996, shall be held as, and shall constitute, the Earnest Money, as provided in the Agreement and the Escrow Agreement.

9. The Agreement is hereby reinstated and, except as amended hereby, the Agreement shall be and remain unchanged and in full force and effect in accordance with its terms.
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10.  This Amendment may be executed in counterparts each of which shall be deemed an original, but all of which, when taken together shall constitute one and the same instrument. To facilitate the execution of this Amendment, Seller, Purchaser and Escrow Agent may execute and exchange by telephone facsimile counterparts of the signature pages, with each facsimile being deemed an "original" for all purposes.


     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.


                         PURCHASER:

                         SENTINEL ACQUISITIONS CORP., a Delaware corporation

                         By:   /s/ Anita Breslin
                              -----------------------------------------
                         Name:     Anita Breslin
                              -----------------------------------------
                         Its:      Vice President
                              -----------------------------------------


                         SELLER:

                         CREEKWOOD I LIMITED PARTNERSHIP, an Illinois limited partnership

                         By: Creekwood I, Inc., an Illinois corporation, its general partner

                              By:   /s/ John K. Powell, Jr
                                   ----------------------------------------
                              Name:
                                   ----------------------------------------
                              Its:
                                   ----------------------------------------


                         ESCROW AGENT:

                         CHARTER TITLE COMPANY

                         By:   /s/ Lea Fendley
                              -----------------------------------------
                         Name:     Lea Fendley
                              -----------------------------------------
                         Its:      Escrow Officer
                              -----------------------------------------
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